UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2009

NORTH AMERICAN TECHNOLOGIES

GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Effective June 1, 2009, KBA Group LLP joined BKD, LLP. As a result, on July 24, 2009, KBA Group LLP resigned as North American Technologies Group, Inc.’s (the “Company”) independent registered public accounting firm. KBA Group LLP’s audit reports on the Company’s financial statements as of and for the fiscal years ended September 30, 2007 and September 28, 2008 did not contain an adverse opinion or a disclaimer of opinion, were not modified as to audit scope or accounting principles, but were qualified by an explanatory paragraph with respect to the risks of continuing as a going concern.

During the fiscal years ended September 30, 2007 and September 28, 2008 and through the subsequent interim period through July 24, 2009, there were (1) no disagreements between the Company and KBA Group LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBA Group LLP, would have caused KBA Group LLP to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KBA Group LLP with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that KBA Group LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KBA Group LLP’s letter dated July 29, 2009, is attached as Exhibit 16.1 hereto.

The Company’s audit committee has been notified of the resignation and the reasons for the resignation of KBA Group LLP as the Company’s independent registered accounting firm.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of KBA Group LLP dated July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Dated: July 29, 2009

By:	/s/ HOLLY LOWRY
Holly Lowry
Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter of KBA Group LLP dated July 29, 2009.